Exhibit 24

LIMITED POWER OF ATTORNEY FOR SECTION 16 AND SECTION 13 REPORTING OBLIGATIONS

Know all by these present that the undersigned hereby makes, constitutes and appoints Alea A. Kleinhammer and David K. Sherman, and each of them, with full power of substitution and resubstitution, as the undersigned's true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)       execute and deliver for and on behalf of the undersigned (i) any and all Forms 3, 4 and 5 relating to ENDI Corp., a Delaware corporation (the “Company”), and required to be filed in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the “Exchange Act”) and (ii) any and all schedules relating to the Company required to be filed in accordance with Section 13 of the Exchange Act (together, the “Forms and Schedules”), in the undersigned’s capacity as a director and/or controlling person and/or officer of the Company, and in and all other capacities pursuant to which such Forms and Schedules may be required to be filed by the undersigned;

(2)       do and perform any and all acts and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms and Schedules and timely file such Forms and Schedules with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)       take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned acknowledges that:

(1)       this Power of Attorney authorizes, but does not require, such attorney-in- fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)       any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)       neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)       this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 or Section 13 of the Exchange Act.

The undersigned hereby gives and grants the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorneys-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of August 2022.

THE DAVID K. SHERMAN 1997 FAMILY TRUST

By:	/s/ Robert A. Davidow
Name:	Robert A. Davidow
Title:	Trustee